UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:
☒ Preliminary Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐ Definitive Information Statement

TMT CAPITAL CORPORATION
(Name of Registrant as Specified In Its Charter)

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TMT CAPITAL CORPORATION

1890 Kentucky Avenue

Winter Park, FL 32789

Notice of Shareholder Action by Written Consent

To Shareholders of TMT Capital Corporation:

TMT Capital Corporation ("TMT") hereby gives notice to its Shareholders as follows:

1.

The Board of Directors of TMT, by unanimous written consent of directors, has adopted and has approved a resolution, attached as Exhibit A hereto, to amend TMT’s certificate of incorporation to increase the number of authorized shares of common stock of TMT from 200,000,000 shares to 300,000,000 shares (the “Amendment,” a copy of which is attached as Exhibit B) and to cancel its Series B preferred stock, none of which are issued or outstanding.  The Board believes that the Amendment is in TMT's best interests, principally because it will enable TMT to issue additional shares in connection with necessary financings and/or other business transactions related to its ongoing efforts to implement its business plan.

2.

On November 13, 2008, by written consent of a majority of votes entitled to be cast at a meeting of shareholders, the shareholders of TMT have adopted and approved the Amendment.

3.

WE ARE NOT ASKING FOR YOUR PROXY.  Because the written consent of a majority of shareholder votes satisfies any applicable shareholder voting requirement of Florida Law and our Amended Articles of  Incorporation and By-Laws, we are not asking for a proxy and you are not requested to send one.

The  accompanying  Information  Statement  is  for information purposes only and  explains  the  terms  of  the amendments to our Amended and Restated Articles of Incorporation.  Please read the accompanying Information Statement carefully.

We anticipate filing the Amendment with the Secretary of state of the State of Florida on or about November 24, 2008.  We anticipate the approximate date of this mailing to be November 26, 2008. We anticipate that these actions will become effective on or after November 24, 2008.

Winter Park, Florida

November 21, 2008

/s/ Tania M. Torruella

Tania M. Torruella

President, Chief Executive Officer, Chairman of the Board of Directors

INFORMATION STATEMENT
OF
TMT CAPITAL CORPORATION
1890 Kentucky Avenue

Winter Park, FL 32789

TELEPHONE (407) 435-3073

We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

This Information Statement is first being furnished on or about November 21, 2008 to the shareholders of record as of the close of business on November 10, 2008 of the common stock and series A Preferred Stock of TMT Capital Corporation ("TMT").

At the record date, there were a total of 197,388,687 shares of TMT’s $0.001 par value common stock issued and outstanding with each share issued having one vote per share ("Common Stock").

At the record date, there were a total of 1,000,000 shares of TMT’s $0.001 par value Series A Preferred Stock issued and outstanding, with each share issued having one hundred votes per share (the "Series A Preferred Stock").

TMT's board of directors has approved and authorized the Amendment to TMT’s Certificate of Incorporation to increase the authorized shares of common stock.  The Amendment was also approved by majority consent in writing by holders of a majority of the votes entitled to be cast at any meeting of shareholders of TMT.  Such approval and consent constitutes the approval and consent of a majority of the Board of Director’s and a majority of votes of shareholders and is sufficient under the Florida General Corporation Law and TMT's by-laws to approve the Amendment.  Accordingly, the Amendment will not be submitted to the remaining Shareholders of TMT for a vote, and this Information Statement is being furnished to Shareholders of record to provide them with certain information concerning the Amendment in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C, as well as the requirements of the Florida General Corporation Law.

ACTION BY BOARD OF DIRECTORS AND

MAJORITY WRITTEN CONSENT OF SHAREHOLDERS

GENERAL

TMT will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.  TMT will only deliver one Information Statement to multiple security holders sharing an address unless TMT has received contrary instructions from one or more of the security holders. Upon written or oral request, TMT will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address:

TMT CAPITAL CORPORATION
1890 Kentucky Avenue

Winter Park, FL 32789

TELEPHONE (407) 435-3073

INFORMATION ON CONSENTING DIRECTORS AND SHAREHOLDERS

All of the members of TMT’s board of directors approved the Amendment.  Pursuant to TMT’s by-laws and the Florida General Corporation Law, a written consent by the holders of at least a majority of votes entitled to be cast at a meeting of TMT's Shareholders is required to approve the Amendment.  On November 13, 2008, the following Shareholders approved the Amendment:

Name	Number of Votes	Type of Stock
The Torruella Family Trust LLC	33,904,834	Common
Tania M. Torruella	22,500,000	Common
Bootie Beer Holdings, LLC	3,850,000	Common
Tania M. Torruella	100,000,000	Series A Preferred
TOTAL NUMBER OF VOTES	160,254,834

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None

DISSENTERS’ RIGHT OF APPRAISAL

None

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, as of November 10, 2008, certain information regarding the ownership of TMT’s capital stock by TMT's Board of Directors, executive officers and each person who is known to TMT to be a beneficial owner of more than 5% of TMT’s Common Stock.  Unless otherwise indicated below, to TMT’s knowledge, the persons listed below have sole voting and investing power with respect to his or her shares of Common Stock, except to the extent authority is shared by spouses under applicable community property laws. As of November 13, 2008, there were 197,388,687 shares of Common Stock held by 228 shareholders of record.

Name of Beneficial Owner	Shares Beneficially Owned	Percent
The Torruella Family Trust, LLC (1)(2)	33,904,834	17.3%
Tania M Torruella (1)	22,500,000	11.5%
TOTAL 5% Shareholders as a Group	56,404,834	28.8%

———————

(1) Includes all shares owned and or under the control of the Beneficial Owner. Tania M. Torruella is the owner of The Torruella Family Trust, LLC and other entities that have holdings in TMT. Tania M. Torruella is an officer and a director of TMT.

(2) Includes all shares owned and or under the control of the Beneficial Owner.

Securities Ownership of Management

Common Stock

The following table sets forth as of November 13, 2008, certain information, based on information obtained from the persons named below, with respect to the securities ownership of the common stock by Management. Management owns 20%, or 31,655,000 shares, of the Company’s common stock.

Name of Beneficial Owner (1)	Shares Beneficially Owned	Percent (3)
Tania M. Torruella (1)(2) Chairman, President, CEO	22,500,000	11.5%
Charly McCue (1)(2) Secretary	9,155,000	4.7%
Totals:	31,655,000	16.2%

———————

(1): Includes direct and indirect affiliate ownership.

(2): the address for each member of management is 1890 Kentucky Avenue, Winter Park, Florida.

(3): Based on 197,388,687 shares issued as of November 13, 2008

The number of shares of common stock owned are those "beneficially owned" as determined under the rules of the Securities and Exchange Commission, including any shares of common stock as to which a person has sole or shared voting or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right.

All shares are held beneficially and of record and each record shareholder has sole voting and investment power. The address at which each Executive Officer and Director can be reached is the Company's headquarters.

Preferred Stock

The following table sets forth as of November 13, 2008, certain information, based on information obtained from the persons named below, with respect to the securities ownership of preferred stock by Management. Management owns 100%, or 1,000,000 shares, of the Company’s preferred stock, Series A.

As of November 13, 2008, we had two classes of preferred stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock.

On November 13, 2008, there were 5,000,000 shares outstanding of our $0.001 par value Series A Convertible Preferred Stock. Each share of Series A Preferred is entitled to 100 votes per share.  Series A Preferred ranks superior to all other classes of stock in liquidation or distributions.

Name of Beneficial Owner	Series A Preferred Shares Beneficially Owned	Percent
Tania M. Torruella (1) Chairman, President, CEO	1,000,000	100%
Totals:	1,000,000	100%

———————

(1): Includes shares held directly and indirectly. Equals 100,000,000 votes.

Voting Rights of Management and Beneficial Owners of 5% or More of the Common Stock

The following table shows the total voting rights of management and beneficial owners of 5% or more of common stock on items that are presented to Shareholders at annual and special meetings of the Shareholders which require Shareholder approval.

Name of Beneficial Owner (1)	Total Votes	Percent
Tania M. Torruella Chairman, President, CEO	160,254,834	54.17%
All Other Common Shareholders (2)
Totals:	160,254,834	54.17%

———————

(1): Includes direct and indirect affiliate ownership.

NOTICE TO SHAREHOLDERS OF ACTION APPROVED BY BOARD MEMBERS AND MAJORITY WRITTEN CONSENT OF SHAREHOLDERS

The following action was taken based upon the unanimous recommendation of TMT's Board of Directors (the "Board") and the written consent of a majority of votes which could be voted at a meeting of TMT’s shareholders:

AMENDMENT TO CERTIFICATE OF INCORPORATION

MATERIAL TERMS OF THE AMENDMENT

The Board and a majority of shareholder votes have adopted and approved an amendment to TMT’s Certificate of Incorporation which will increase TMT’s authorized shares of common stock from 200,000,000 shares to 300,000,000 shares.  A copy of the resolution approving the Amendment is attached as Exhibit A and a copy of the Amendment filed with the Florida Secretary of State is attached as Exhibit B.  The Board believes that the Amendment is the best interests of TMT and its shareholders, principally because it will enable TMT to issue additional shares in connection with necessary financings and/or other business transactions related to its ongoing efforts to implement its business plan.

The immediate effect of the Amendment will be to increase the total number of shares of authorized TMT Common Stock from 200,000,000 shares to 300,000,000 shares, with no effect upon the Common Stock currently issued and outstanding of 197,388,687 shares.  The authorized number of shares of TMT Preferred Stock will not be amended under this Amendment.

The Amendment is expected to become effective on or about November 21, 2008 (the "Effective Date").  The Amendment will take place on the Effective Date without any action on the part of the holders of TMT's Common or Preferred Stock.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

TMT does not anticipate that the Amendment will not have any material federal income tax effects for current Shareholders.

Additional information for our Shareholders

Why have I received these materials?

TMT is required under the Securities Exchange Act of 1934, as amended, to deliver this information statement to all Shareholders of TMT in order to inform them that the Board of Directors and a majority of votes entitled to be cast at a meeting of Shareholders have taken certain actions that necessitate you, as Shareholders, to be informed of the such actions.  As a result, TMT is sending you this information statement because you are a holder of Common or Preferred stock in TMT.

What action did the Board of Directors and the holders of a majority of Shareholder votes take?

The Board and the holders of a majority of Shareholder votes have adopted and approved an amendment to TMT’s Certificate of Incorporation increasing the number of shares of Common Stock that TMT is authorized to issue from 200,000,000 shares to 300,000,000 shares.  The Board believes that the Amendment is in TMT's best interests, principally because it will enable TMT to issue additional shares in connection with necessary financings and/or other business transactions related to its ongoing efforts to implement its business plan.

Why is it that the Board of Directors and the holders of a majority of votes entitled to be cast at a meeting of TMT Shareholders can do these things without having to hold a meeting or having to send out proxies to all Shareholders?

The Articles of Incorporation and Bylaws of TMT and Florida law provide that any corporate action that requires a Shareholder vote may be approved by majority written consent of holders of sufficient votes to pass such an action at a meeting of Shareholders, without holding a Shareholders’ meeting and taking a formal vote.

Is it necessary for me to do anything?

No, no other votes are necessary or required. TMT anticipates that TMT will file the Amendment with the Secretary of State of the State of Florida on or after November 21, 2008. TMT also anticipates that the actions taken will become effective on or about November 21, 2008.

Who is paying for the mailing of this information statement?

TMT will pay the costs of preparing and sending out this information statement. It will be sent to all common and preferred Shareholders by regular mail. TMT may reimburse brokerage firms and others for expenses in forwarding information statement materials to the beneficial owners of common and preferred stock.

Can I object to the actions taken by the Board of Directors and the majority consent of shareholders?

Florida law does not provide for dissenter's rights in connection with the Amendment.

Where can I get copies of this information statement or copies of TMT’s annual report?

Copies of this information statement and TMT’s  most recent annual report filed with the Securities and Exchange Commission (SEC) on Form 10-KSB and most recent interim report filed with the SEC on Form 10-Q are available to Shareholders at no charge upon request directed as follows:

TMT CAPITAL CORPORATION
Post Office Box 125

Winter Park, FL 32790

How do I know that the Amendment was approved by a majority of votes entitled to be cast at a meeting of Shareholders?

On November 13, 2008, the date of the majority written consent of Shareholders approving the Amendment, a total of 160,354,834 votes out of total possible votes of 295,788,687approved the Amendment, or  54.17% of votes eligible to be cast.

Who are the Board of Director members who voted to adopt and approve the Amendment?

Tania M. Torruella, Chairman, CEO, CFO

Charly McCue, Secretary

Who was entitled to vote to reverse the Common and Preferred Stock of TMT?

The members of the Board of Directors. As a result of this action, there are no changes being made to the capital structure of TMT, no amendment to the articles of incorporation or change in the par value of either the Common or the Preferred Stock.

Who is entitled to receive notice of these actions by the Board of Directors?

Every person or entity who owned common stock in TMT as of November 10, 2008 is entitled to receive a copy of this information statement. This date is called the Record Date and was set by the Board of Directors of TMT.

What consent was required in order to adopt the Amendment to increase the authorized shares of Common Stock of TMT?

The action to increase the authorized shares of TMT Common Stock required the consent of holders of the majority of votes entitled to be cast at a meeting of TMT’s shareholders.  Since the holder of the series A Preferred Stock controls more that a majority of the outstanding votes, the Series A shareholder adopted the Amendment by written consent without a meeting and then inform you of this action.

What action was taken by the Shareholders of TMT?

There was one action taken. It was as follows:

Subject to and in compliance the Florida General Corporation Law, it is deemed to be in the best interests of TMT and its shareholders that TMT increase its authorized common stock from 200,000,000shares to 300,000,000 shares.

Why is TMT increasing its authorized shares of common stock?

Currently, TMT has 195,788,687 shares of Common Stock issued and outstanding, with 200,000,000 shares of Common Stock authorized.

TMT is increasing the number of authorized shares of common stock because it believes that such an increase will provide TMT greater flexibility with respect to its capital structure for such purposes as additional equity financing, stock based acquisitions and issuance of stock in accordance with our business model as described in our annual report filed with the Securities and Exchange Commission on April --, 2008.

What effect will the Amendment have on my common stock?

The rights and privileges of the shares of Common Stock will not change, only the number of such shares authorized for issuance will change.  However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of TMT, the issuance of additional shares of Common Stock following the Amendment will reduce the current Shareholders' percentage ownership interest in the total outstanding shares of Common Stock.  The relative rights and limitations of the shares of Common Stock will remain unchanged under this action.

As of the Effective Date, a total of 200,000,000 shares of TMT's are currently authorized and 195,788,687 shares of Common Stock will be issued and outstanding.  The availability of authorized but unissued shares of common stock would enable TMT, without further Shareholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The Amendment could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of TMT more difficult.  For example, additional shares could be issued by TMT so as to dilute the stock ownership or voting rights of persons seeking to obtain control of TMT.  Similarly, the issuance of additional shares to certain persons allied with TMT's management could have the effect of making it more difficult to remove TMT's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.  The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of TMT, and this action is not being taken with the intent that it be utilized as a type of anti-takeover device.

Shareholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future, and therefore, future issuances of Common Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing Shareholders.

Forward-Looking Statements

The following is a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995: Statements contained in this document that are not based on historical facts are "forward-looking statements". Terms such as "anticipates", "believes", "estimates", "expects", "plans", "predicts", "may", "should", "will", the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: our reliance on certain major clients; the successful combination of revenue growth with operating expense reduction to result in improved profitability and cash flow; government regulation and tax policy; economic conditions; competition and pricing; dependence on our labor force; reliance on technology; telephone and internet service dependence; the ability, means, and willingness of financial markets to finance our operations; and other operational, financial or legal risks or uncertainties detailed in our SEC filings from time to time. Should one or more of these uncertainties or risks materialize, actual results may differ materially from those described in the forward-looking statements. We disclaim any intention or obligation to revise any forward-looking statements whether as a result of new expectations, conditions or circumstances, or otherwise.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC's public reference room, 450 Fifth Street, N.W., Washington, DC 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public at the Internet site maintained by the SEC at http://www.sec.gov. You should rely only on the information contained in, or incorporated by reference as an Annex to, this Information Statement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than October 15, 2008, or such earlier date as is expressly set forth herein.

EXHIBIT A

THE RESOLUTION APPROVING THE AMENDMENT

MAJORITY WRITTEN CONSENT OF STOCKHOLDERS

OF TMT CAPITAL CORPORATION

The undersigned, being the holders of a majority of the common stock of TMT Capital Corporation (the “Corporation”), a Florida corporation hereby adopts the following resolutions by majority written consent pursuant to Section 607 of the Florida Statutes:

RESOLVED, that Article 3 of the Corporation’s Articles of Incorporation is amended to delete the current Article 3 in its entirety and substitute the following language:

“ARTICLE 3”

“CAPITAL STOCK”

The total amount of capital stock which this Corporation shall have the authority to issue shall be 300,000,000 shares of Common Stock of the par value of $0.001 per share and 5,000,000 shares of Preferred Stock with a par value of $0.001 per share, which shall be senior to Common Stock.

COMMON STOCK:

The Corporation shall be authorized to issue up to 300,000,000 shares of Common Stock with a par value of $0.001.  There shall be only one class of Common Stock.  Each share of Common Stock shall be of equal rank without preference as to liquidation or dividends, subject to any preference on Preferred Stock. Each share of Common Stock shall have one (1) vote on all matters which come for a vote by the holders of Common Stock.

Any shares of Common Stock required by the Corporation for any reason shall be cancelled and shall have the status of authorized but unissued shares of Common Stock.

“PREFERRED STOCK”

There shall be only one (1) classes of Preferred Stock, designated as “Series A Convertible Preferred Stock” shall be designated with 5,000,000 shares of Preferred Stock. The Preferred Stock shall be senior to the Common Stock, except provided herein. Preferred Stock shall have preferences, limitation and relative rights as set forth below:

A-1

“SERIES A” PREFERRED STOCK:

The Corporation shall be authorized to issue up to 5,000,000 shares of “Series A” Preferred Stock with a par value of $0.001 per share, which shall be senior to Common Stock.

Voting Rights.  Each share of “Series A” Preferred Stock shall have one hundred (100) votes per shares and, except where required by law, shall vote with the Common Stock as a single class upon any matters submitted to the stockholders for a vote, including, but not limited to, the elections of directors.

Liquidation Preference. The “Series A” Preferred Stock shall not have any rights to any distribution of cash or property in any liquidation of the Corporation.

Dividends. The “Series A” Preferred Stock shall not have any rights to receive any dividends, whether in cash or in property, when as and if declared by the Board of Directors of the Corporation.

FURTHER RESOLVED, that the President and Secretary of the Corporation be, and each of them hereby is authorized and directed to take any action and execute any documents necessary to implement the foregoing resolutions.

Adopted as of this 13th day of November, 2008

/s/ Tania M. Torruella

54.17%

Tania M. Torruella on behalf of:

The Torruella Family Trust, LLC - Common Stock Voting Rights

Tania M. Torruella, Individually - Common Stock Voting Rights

Tania M. Torruella, Individually - Series A Preferred Stock Voting Rights

Bootie Beer Holdings, LLC - Common Stock Voting Rights

A-2

EXHIBIT B

A COPY OF THE AMENDMENT FILED WITH THE FLORIDA SECRETARY OF STATE

ARTICLES OF AMENDMENT

to

Articles of Incorporation

of

TMT CAPITAL CORPORATION

(Name of Corporation as currently filed with the Florida Dept. of State)

V29219

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

A.  If amending name, enter the new name of the corporation:

Not Applicable

B.  Enter new principal office address, if applicable:

    (Principal office address MUST BE A STREET ADDRESS )

1890 Kentucky Avenue

Winter Park, FL 32789

C.   Enter new mailing address, if applicable:

     (Mailing address MAY BE A POST OFFICE BOX)

Post Office Box 125

Winter Park, FL 32790

D.  If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

 Name of New Registered Agent:

Not Applicable

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Not Applicable

B-1

E.  If amending or adding additional Articles, enter change(s) here:

   (attach additional sheets, if necessary).     (Be specific)

     AMEDMENTS ADOPTED – (Other than Name Change)

Article 3 of the Corporation’s Articles of Incorporation is amended to delete the current Article 3 in its entirety and substitute the following:

“ARTICLE 3”

“CAPITAL STOCK”

The total amount of capital stock which this Corporation shall have the authority to issue shall be 300,000,000 shares of Common Stock of the par value of $0.001 per share and 25,000,000 shares of Preferred Stock with a par value of $0.001 per share, which shall be senior to Common Stock.

COMMON STOCK:

The Corporation shall be authorized to issue up to 300,000,000 shares of Common Stock with a par value of $0.001.  There shall be only one class of Common Stock.  Each share of Common Stock shall be of equal rank without preference as to liquidation or dividends, subject to any preference on Preferred Stock. Each share of Common Stock shall have one (1) vote on all matters which come for a vote by the holders of Common Stock.

Any shares of Common Stock required by the Corporation for any reason shall be cancelled and shall have the status of authorized but unissued shares of Common Stock.

“PREFERRED STOCK”

There shall be only one (1) classes of Preferred Stock, designated as “Series A Convertible Preferred Stock” shall be designated with 5,000,000 shares of Preferred Stock. The Preferred Stock shall be senior to the Common Stock, except provided herein. The class of Preferred Stock shall have preferences, limitation and relative rights as set forth below:

“SERIES A” PREFERRED STOCK:

The Corporation shall be authorized to issue up to 5,000,000 shares of “Series A” Preferred Stock with a par value of $0.001 per share, which shall be senior to Common Stock.

Voting Rights.  Each share of “Series A” Preferred Stock shall have one hundred (100) votes per shares and, except where required by law, shall vote with the Common Stock as a single class upon any matters submitted to the stockholders for a vote, including, but not limited to, the elections of directors.

Liquidation Preference. The “Series A” Preferred Stock shall not have any rights to any distribution of cash or property in any liquidation of the Corporation.

Dividends. The “Series A” Preferred Stock shall not have any rights to receive any dividends, whether in cash or in property, when as and if declared by the Board of Directors of the Corporation.

B-2

F.  If an amendment provides for an exchange, reclassification, or cancellation of issued shares,

    provisions for implementing the amendment if not contained in the amendment itself:

      (if not applicable, indicate N/A)

 Not Applicable

The date of each amendment(s) adoption:

November 13, 2008

Effective date if applicable:

Not Applicable

                                                   (no more than 90 days after amendment file date)

Adoption of Amendment(s)                       (CHECK ONE)

X	The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for the amendment(s) was/were sufficient for approval by.”

(voting group)

The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated	November 13, 2008

Signature	/s/ TANIA M. TORRUELLA

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

TANIA M. TORRUELLA
(Typed or printed name of person signing)

PRESIDENT AND CHAIRMAN OF THE BOARD
(Title of person signing)

B-3